POWER OF ATTORNEY

         The undersigned trustees of Everest Funds (the "Trust") hereby appoint Thomas F. Pflug and Vinod Gupta, and each of them, as attorneys-in-fact and agents, with the power to execute and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended, and the registration of the Trust's securities under the Securities Act of 1933, as amended, including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of the said attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned directors hereby execute this Power of Attorney as of this 26th day of October, 2000.

NAME                                                    TITLE

/S/ HAROLD W. ANDERSEN
______________________
Harold W. Andersen                                      Trustee

/S/ VINOD GUPTA
______________________
Vinod Gupta                                             Trustee and Chairperson

/S/ RICHARD M. KRASNO
______________________
Richard M. Krasno                                       Trustee

/S/ TERENCE R. MCAULIFFE
______________________
Terence R. McAuliffe                                    Trustee

/S/ THOMAS F. PFULG
______________________
Thomas F. Pflug                                         Trustee